UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	October 20, 2006
(Date of earliest event reported):	October 16, 2006

Commission File No. 1-5828

CARPENTER TECHNOLOGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	23-0458500
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
P.O. Box 14662 Reading Pennsylvania	19612
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 610-208-2000

Former name or former address, if changed since last Report: N/A

Check the  appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 - Material Contracts

In connection with the succession in Carpenter’s Chairman, President and Chief Executive Officer position, described in Item 5.02, below, Robert Torcolini will receive the following severance benefits:

1.

Vesting on his date of retirement of 45,750 outstanding shares of restricted stock

2.

Payment on his date of retirement of $425,000 as a pro-rata share of his target bonus for fiscal year 2007

3.

Entitlement to a pro-rata portion of performance shares, if earned, for FY 2007 which will vest immediately when determined in July, 2007

Mr. Torcolini will continue as an employee  with the company in the position of special advisor and, as such, will continue to be compensated at his current rate of compensation through the end of 2006 when he retires.

On October 16, 2006, the board of directors, pursuant to the decision of the Human Resources Compensation Subcommittee, issued shares of restricted stock to the following executive officers, which stock shall vest in full on the third anniversary of the date of issuance:

M. David Kornblatt

5,000

Dennis M. Oates

5,000

Michael L. Shor

5,000

David A. Christiansen

3,000

 In addition, on October 16, 2006, the board approved the following compensation package for directors for the next year:

A.  Annual retainer to be paid half in cash and half in restricted stock units - $ 90,000

B.

Chair fee for each Standing Committee - $10,000

C.

Grant of options on 2,000 shares of common stock to Carl Anderson, I. Martin Inglis, Gregory Pratt, Peter Stephans, Kathryn Turner, Stephan Ward and Jeffrey Wadsworth

D.

Initial grant of options on 2,000 shares of common stock to Jeffrey Wadsworth

E.

Additional grant of 1,000 restricted stock units to Gregory Pratt

The effective grant date of the restricted stock units and the stock options will be October 30, 2006, which is the second business date following the anticipated date of the company’s first quarter earnings release and the exercise price of the stock options will be the fair market value of the company’s common stock on that date.

Item 5.02 - Departure of Directors or Principal Officers; Appointment of Principal Officers

On October 16, 2006, Marillyn Hewson resigned as a director of the company.

On October 18, 2006, Carpenter Technology announced a succession plan for its chief executive officer position.  Effective October 31, 2006, Robert Torccolini will resign as the

Chairman, President and Chief Executive Officer and as a director of the company.  Mr. Torccolini will continue as an employee of the company in the capacity of a special advisor.  Effective November 1, 2006, Ann Stevens will assume the position of Chairman, President and Chief Executive Officer.  Ms. Stevens, 57, holds a bachelor's degree in Mechanical and Materials Engineering from Drexel University, Philadelphia, and did graduate work at Rutgers University, New Brunswick, N.J.  Most recently, she served as Executive Vice President of Ford Motor Company and Chief Operating Officer of Ford in The Americas.  Additional information concerning Ms. Stevens’ business experience is contained in the press release, attached hereto as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits

          (c) Exhibits

               Exhibit No.               Description

                 99.1                         Press Release, dated October 18, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 20, 2006	CARPENTER TECHNOLOGY CORPORATION By: _/s/ David A. Christiansen________________ David A. Christiansen Vice President, General Counsel and Secretary

Exhibit Index

99.1                              Press Release, dated October 18, 2006